AMENDED AND RESTATED BYLAWS OF
GLOBAL HEALTH VENTURES INC.

A Nevada Corporation

ARTICLE I
Stockholders

Section 1. Annual Meeting. The annual meeting of the stockholders shall be held at such date and time as may be designated by the Board of Directors for the purpose of electing directors and conducting such other business as may properly be brought before the meeting. The Board of Directors shall have the power to determine each year whether or not an annual meeting shall be held.

Section 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the Articles of Incorporation or any applicable law or regulation, may be called by the President or the Secretary by resolution of the Board of Directors or at the request in writing of stockholders owning not less than a majority of the issued and outstanding capital stock of the Corporation and entitled to vote. Such request shall state the purpose of the proposed meeting.

Section 3. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or special meeting. If no designation is made, the place of meeting shall be the registered office of the Corporation. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in duly executed waiver of notice thereof. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 4. Quorum; Adjourned Meetings. The holders of five percent (5%) the issued and outstanding capital stock of the Corporation and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting form time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 5. Voting. Each stockholder of record of the Corporation entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of stock in his name on the books of the Corporation. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot.

When a quorum is present or represented at any meeting, the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy and entitled to vote on the subject matter shall be sufficient to elect directors or to decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable law or the rules and regulations of any stock exchange on which any securities of the Corporation are listed or quoted, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 6. Proxies. At any meeting of the stockholders any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one (1) shall be present, then that one (1) shall have and may exercise all of the powers conferred by such written instrument upon all the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of voters shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

Section 7. Action Without Meeting. Any action, which may be taken by the vote of the stockholders at a meeting, may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

ARTICLE II
Directors

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2. Number, Tenure and Qualifications. The number of directors which constitute the entire Board of Directors of the Corporation shall be at least one (1). The Board of Directors may from time to time increase the number of directors to no more than fifteen (15) or decrease the number of directors to no less than one (1). The directors shall be elected at the annual meeting of the stockholders and, except as provided in Section 5 of this Article II, each director elected shall hold office until his successor is elected and qualified. Directors of the Corporation need not be stockholders.

Section 3. Chairman of the Board. The Board of Directors may elect a Chairman who shall preside at meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

Section 4. Vice Chairman of the Board. The Board of Directors may elect a Vice Chairman who shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 5. Resignation. Any director may resign at any time by providing written notice to the Chairman, the President or the Secretary. Such resignation shall take effect at the time therein specified, and, unless otherwise specified in such resignation, its acceptance by the Board of Directors shall not be necessary to make it effective.

Section 6. Vacancies. Vacancies in the Board of Directors, including those caused by an increase in the number of director positions, may be filled by a vote of the majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders. The holders of two-thirds of the outstanding shares of capital stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose or by written statement filed with the Secretary or, in his absence, with any other officer of the Corporation. Such removal shall be effective immediately, even if successors are not elected simultaneously.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors is increased, or if the stockholders fail at any annual or special meeting of stockholders at which any director or directors are elected to elect the full number of directors authorized to be elected at that meeting.

If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 7. Annual and Regular Meetings. Annual meetings of the Board of Directors shall be held at any place within or without the State of Nevada which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation annual meetings shall be held at the registered office of the Corporation. Regular meetings of the Board of Directors may be held at a place so designated or at the registered office.

Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board.

Section 8. First Meeting. The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum is present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 9. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the President, any Vice President or any two (2) directors.

Written notice of the time and place of any special meeting shall be delivered personally to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records or if such address is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least three (3) days prior to the time of the holding of the meeting. In case such notice is delivered personally or by other form of written communication, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing or delivery shall be due, legal and personal notice to such director.

Section 10. Business of Meetings. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made part of the minutes of the meeting.

Section 11. Quorum; Adjourned Meetings. A majority of the number of directors then in office shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board of Directors shall be as valid and effective in all respects as if passed by the Board at a regular meeting.

A quorum of the directors may adjourn any meeting of the Board of Directors to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

Notice of the time and place of holding an adjourned meeting need not be given to the absent directors if the time and place is fixed at the meeting adjourned.

Section 12. Committees. The Board of Directors may, by resolution adopted by a majority of the number of directors then in office, designate one (1) or more committees, each committee to consist of one (1) or more directors, which, to the extent permitted by applicable law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be fixed to all papers which may require it. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

Such committee or committees shall have such name or names as may be determined from time to time by resolution of the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

Section 13. Committee Rules. Subject to applicable law and the rules and regulations of any stock exchange on which any securities of the Corporation are listed or quoted, each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum.

Section 14. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent to the action is signed by a majority of the members of the Board of Directors or of such committee, as the case may be, and filed with the minutes of proceedings of the Board of Directors or such committee.

Section 15. Special Compensation. The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

Section 16. Preferred Stock. The Board of Directors has the power, without further action by the stockholders, to determine the relative rights, preferences, privileges and restrictions of the preferred stock, and to issue the preferred stock in one or more series’ as determined by the Board of Directors. The designation of rights, preferences, privileges and restrictions may include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of common stock or the preferred stock of any other series.

ARTICLE III
Officers

Section 1. Appointment. The officers of the Corporation shall be appointed by the Board of Directors and shall be a President, a Secretary and a Treasurer, none of whom need also be directors. The Board of Directors may also appoint one (1) or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless otherwise prohibited by applicable law.

Section 2. President. The President shall have active management of the business of the Corporation. He shall execute on behalf of the Corporation all instruments requiring such execution except to the extent the execution thereof shall be expressly designated by the Board of Directors to some other officer or agent of the Corporation.

Section 3. Vice Presidents. The Vice Presidents shall act under the direction of the President. In the order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one (1) or more Executive Vice Presidents or may otherwise specify the order of seniority of the Vice Presidents.

Section 4. Secretary. The Secretary shall act under the direction of the President. Subject to the direction of the President he shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings. The Secretary shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as the President or the Board of Directors may from time to time prescribe.

Section 5. Assistant Secretaries. The Assistant Secretaries shall act under the direction of the President. In the order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 6. Treasurer. The Treasurer shall act under the direction of the President. Subject to the direction of the President he shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum, and with such surety or sureties, as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 7. Assistant Treasurers. The Assistant Secretaries shall act under the direction of the President. In the order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 8. Compensation. The compensation of all officers of the Corporation shall be approved by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

Section 9. Removal and Resignation. The officers of the Corporation shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors.

Section 10.  Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other person.

ARTICLE IV
Notices

Section 1. Notice of Meetings. Notices of meetings shall be in writing and signed by either the President or a Vice President or the Secretary or an Assistant Secretary or by such other person or persons as the Board of Directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, which may be within or without the State of Nevada, where it is to be held. A copy of such notice shall be either delivered personally to or shall be sent by mail, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the Corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a Corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such Corporation, association or partnership. In the event of the transfer of stock, after delivery of such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

Section 2. Effect of Irregularly Called Meetings. Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by writing on the records of the meeting filed with the Secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by writing signed by all parties having the right to vote at such meeting; and such consent or approval of sockholders may be by proxy or attorney, but all such proxies and powers of attorney must in writing.

Section 3. Waiver of Notice. Whenever any notice whatsoever is required to be given under the provisions of applicable law, the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V
Capital Stock

Section 1. Certificates. Every stockholder shall be entitled to have a certificate signed by the President or a Vice President, the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate, which the Corporation shall issue to represent such stock.

If a certificate is signed (i) by a transfer agent other than the Corporation or its employees or (ii) by a registrar other than the Corporation or its employees, the signatures of the officers of the Corporation may be facsimiles. In case any officer who signed or whose facsimile signature has been placed upon a certificate shall cease to be an officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be an officer. The seal of the Corporation, or a facsimile thereof, may, but need not be, affixed to any stock certificate.

Section 2. Lost or Destroyed Certificates. The Board of Directors may direct that a new stock certificate or certificates be issued in place of any stock certificate or certificates issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or provide the Corporation with a bond in such sum as it may direct as an indemnity against any claim that may be made against the Corporation with the respect to the certificate or certificates alleged to have been lost or destroyed.

Section 3. Replacement Certificates. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, if it is satisfied that all provisions of applicable laws regarding transfer and ownership of stock have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4. Record Date. The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any distribution, or the date for the allotment of any rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of such distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 5. Registered Owner. The Corporation shall be entitled to recognize the person registered on its books as the owner of stock to be the exclusive owner for all associated purposes including voting and distribution, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

Section 6. Restrictions on Transfer. No stockholder may sell, transfer or otherwise dispose of any stock without the consent of the Board of Directors. The Board of Directors is not required to provide reasons for any refusal to consent to any such sale, transfer or other disposition.  This section does not apply if the Corporation is a publicly-traded company.

ARTICLE VI
Indemnification

Section 1. Indemnification of Officers, Directors, Employees and Other Persons. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada against all expense, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of directors, officers and representatives incurred defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall be a contractual right, which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other rights which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any Bylaw, agreement, vote of stockholders, provision of applicable law or otherwise, as well as their rights under this Article VI.

Section 2. Insurance. The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise against liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

Section 3. Further Bylaws. The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the laws of the State of Nevada.

ARTICLE VII
General Provisions

Section 1. Registered Office. The registered office of this Corporation shall be in the State of Nevada. The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 2. Distributions. Distributions upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting in accordance with applicable law. Distributions may be paid in cash, in property or in shares of the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation.

Section 3. Reserves. Before the payment of any distribution, there may be set aside out of any funds of the Corporation available for distributions such sum or sums as the Board of Ddirectors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions or for repairing or maintaining any property of the Corporation or for such other purpose as the Board shall think conducive to the interest of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

Section 4. Checks and Notes. All checks or demands for the money and notes of the Corporation shall be signed by such officer or officers or such other person or persons, and in such a manner, as the Board of Directors may from time to time designate.

Section 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6. Corporate Seal. The Corporation may have a corporate seal which shall have inscribed thereon the name of the Corporation and the words "Corporate Seal" and "Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Section 7. Voting Securities Owned by Corporation. Voting securities in any other company held by the Corporation shall be voted by the President or any Vice President or any other officer authorized to do so by the Board of Directors. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8. Inspection of Books and Records. The Board of Directors shall have the power from time to time to determine to what extent and at what times and places and under what conditions the books or records of the Corporation shall be open to the inspection of the stockholders. No stockholder shall have any right to inspect any book or record of the Corporation except as conferred by the laws of the State of Nevada, unless and until authorized otherwise by resolution of the Board of Directors or the stockholders.

Section 9. Section Headings.  Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 10. Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Articles of Incorporation, the Nevada Revised Statutes or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 11. Amendments. The Board of Directors may alter, amend, change, add to or repeal these Bylaws by the affirmative vote of a majority of the total number of directors then in office, subject to further action by the stockholders. Any alteration or repeal of these Bylaws by the stockholders shall require the affirmative vote of a majority of the combined voting power of the then issued and outstanding shares of the Corporation entitled to vote on such alteration or repeal.

President’s Articles of Adoption of the Bylaws of
Global Health Ventures Inc.

I hereby certify that I am duly elected President of Global Health Ventures Inc., a Nevada corporation, and that the foregoing Amended and Restated Bylaws constitute the Bylaws of said corporation as duly adopted by the Board of the Directors of the corporation on June 16, 2011.

IN WITNESS WHEREOF I have here undersigned my name on June 16, 2011.

/s/ Hassan Salari
HASSAN SALARI